Exhibit 4.3

SUPPLEMENTAL INDENTURE NO. 12

THIS SUPPLEMENTAL INDENTURE NO. 12, dated as of October 11, 2019 (this “Supplemental Indenture No. 12”), among CIGNA HOLDING COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Company”), CIGNA CORPORATION, a corporation organized and existing under the laws of the State of Delaware, and the Company’s parent company (“Cigna”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

RECITALS OF THE COMPANY:

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of August 16, 2006 (as amended, the “Base Indenture” and, as amended, supplemented and otherwise modified on or prior to the date hereof, including by this Supplemental Indenture No. 12, the “Indenture”), relating to the issuance from time to time by the Company of its Securities on terms specified at the time of issuance;

WHEREAS, pursuant to the Base Indenture, the Company has issued its 4.500% Notes due 2021, 4.000% notes due 2022, 3.250% notes due 2025, 3.050% notes due 2027, 6.150% notes due 2036, 5.875% notes due 2041, 5.375% notes due 2042 and 3.875% notes due 2047 (together, the “Securities”);

WHEREAS, Section 902 of the Base Indenture provides that the Indenture may be amended with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture (the “Requisite Consents”), subject to certain exceptions specified in Section 902 of the Base Indenture;

WHEREAS, Cigna has, on the Company’s behalf, solicited consents (the “Consent Solicitations”) from eligible holders of the Securities to effectuate certain proposed amendments to the Indenture as set forth herein (the “Proposed Amendments”), pursuant to the terms of Cigna’s Offering Memorandum and Consent Solicitation Statement, dated as of September 26, 2019;

WHEREAS, the Requisite Consents for the adoption of the Proposed Amendments have been obtained, and this Supplemental Indenture No. 12 complies with the requirements of Article Nine of the Base Indenture and is authorized and permitted by the Indenture, all as certified by an Officer’s Certificate delivered by certain officers of the Company to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture No. 12;

WHEREAS, the Company desires and has requested the Trustee to join with it in entering into this Supplemental Indenture No. 12 for the purpose of amending the Indenture to adopt the Proposed Amendments as permitted by Section 902 of the Base Indenture; and

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WHEREAS, the execution and delivery of this Supplemental Indenture No. 12 has been authorized by a Board Resolution.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Securities, as follows:

SECTION 1. Capitalized Terms. For purposes of this Supplemental Indenture No. 12:

(a)                      Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture;

(b)                     All references to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Base Indenture; and

(c)                      The terms “herein,” hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture No. 12.

SECTION 2. Proposed Amendments.

(a)                      The following provisions of the Base Indenture shall, from the date hereof, no longer be applicable to the Securities:

Section 501(4) of the Base Indenture	Events of Default (provision with respect to default in the performance, or breach of any covenant or warranty of the company in any material respect for a period of 90 days without cure)
Section 704 of the Base Indenture	Reports by Company
Section 801(2) of the Base Indenture	Company May Consolidate, Etc., Only on Certain Terms (provision requiring no Event of Default shall have occurred and be continuing after giving effect to such transaction)
Section 1005 of the Base Indenture	Limitation on Liens on Common Stock of Designated Subsidiaries
Section 1007 of the Base Indenture	Statement by Officers as to Default

(b)                     Section 1.07—Change of Control Offer of the Supplemental Indenture No. 7, dated as of March 7, 2011, governing the Company’s 4.500% 2021 Notes and the Company’s 5.875% 2041 Notes shall, from the date hereof, no longer be applicable to the Company’s 4.500% 2021 Notes and the Company’s 5.875% 2041 Notes;

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(c)                      Section 1.08—Change of Control Offer of the Supplemental Indenture No. 8, dated as of November 10, 2011, governing the Company’s 4.000% 2022 Notes and the Company’s 5.375% 2042 Notes shall, from the date hereof, no longer be applicable to the Company’s 4.000% 2022 Notes and the Company’s 5.375% 2042 Notes;

(d)                     Section 1.08—Change of Control Offer of Supplemental Indenture No. 9, dated as of March 20, 2015, governing the Company’s 3.250% 2025 Notes shall, from the date hereof, no longer be applicable to the Company’s 3.250% 2025 Notes; and

(e)                      Section 1.08—Change of Control Offer of Supplemental Indenture No. 10, dated as of September 14, 2017, governing the Company’s 3.050% 2027 Notes and the Company’s 3.875% 2047 Notes shall, from the date hereof, no longer be applicable to the Company’s 3.050% 2027 Notes and the Company’s 3.875% 2047 Notes.

Any and all references to any provisions of the Indenture or any of the Global Securities which are not applicable to any or all of the Securities by virtue of any provision of this Supplemental Indenture No. 12, and any and all obligations thereunder related solely to such deleted provision throughout the Indenture or Global Securities are of no further force or effect with respect to the Securities, as applicable. Any and all terms defined in the Indenture or any of the Global Securities which are used in any provisions of the Indenture or Global Securities which are not applicable to the Securities by virtue of any provisions of this Supplemental Indenture No. 12 and which are not otherwise used in any other provision of the Indenture or any of the Global Securities not affected by this Supplemental Indenture No. 12, are hereby deleted in full.

SECTION 3. Integral Part; Effect of Supplement on Indenture. This Supplemental Indenture No. 12 constitutes an integral part of the Indenture. Except for the amendments and supplements made by this Supplemental Indenture No. 12, the Base Indenture shall remain in full force and effect as executed.

SECTION 4. Adoption, Ratification and Confirmation. The Indenture, as supplemented by this Supplemental Indenture No. 12, is in all respects hereby adopted, ratified and confirmed.

SECTION 5. Trustee Not Responsible for Recitals. The recitals in this Supplemental Indenture No. 12 are made by the Company, and the Trustee assumes no responsibility for the correctness of such recitals. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 12.

SECTION 6. Counterparts. This Supplemental Indenture No. 12 may be executed in multiple counterparts, each of which shall be regarded for all purposes as an original and all of which shall constitute but one and the same instrument.

SECTION 7. Governing Law. This Supplemental Indenture No. 12 shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

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SECTION 8. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture No. 12 limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern this Supplemental Indenture No. 12, the latter provision shall control. If any provision of this Supplemental Indenture No. 12 modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to the Supplemental Indenture No. 12 as so modified or to be excluded, as the case may be.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 12 to be duly executed as of the date first above written.

CIGNA CORPORATION
By:	/s/ Timothy Buckley
Name:	Timothy Buckley
Title:	Vice President and Treasurer
CIGNA HOLDING COMPANY
By:	/s/ Timothy Buckley
Name:	Timothy Buckley
Title:	Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Steven Vaccarello
Name:	Steven Vaccarello
Title:	Vice President

[Signature Page to Supplemental Indenture No. 12]